                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                     -----------------------------------------


                                   FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)   July 29, 1994
                                                       -------------

                           FirstFed Financial Corp.
    -----------------------------------------------------------------------

        Delaware                   1-9566                   95-4087449
    -----------------------------------------------------------------------
    (State of Incorporation)  (Commission File No.)    (IRS Employer
                                                       identification No.)

    401 Wilshire Boulevard,  Santa Monica, California       90401-1490
    -----------------------------------------------------------------------
    (Address of principal executive offices)                (Zip Code)

    Registrant's telephone number, including area code   (310) 319-6000
                                                        -------------------


    Total number of pages is 10.

    Index to Exhibits is on page 3.

    Item 5.  Other Events.

       On July 29, 1994, the registrant, FirstFed Financial Corp., issued a press release. A copy of this Press Release is attached and incorporated herein as Exhibit 99.

    Item 7.  Financial Statements and Exhibits.

    (a)  Financial statements of businesses acquired.

         Not applicable.

     (b) Pro forma financial information.

         Not applicable.

     (c) Exhibits.

         99.  Press Release dated July 29, 1994.



                              S I G N A T U R E S
                              -------------------
       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       FIRSTFED FINANCIAL CORP.



    Dated:  July 29, 1994              By: JAMES P. GIRALDIN
                                          -----------------------
                                          James P. Giraldin
                                          Chief Financial Officer

                               INDEX TO EXHIBITS



    Item                                                page

    [C] [S]                                               [C]
    99  Press Release dated July 29, 1994                 4

                                                         July 29, 1994

                 FIRSTFED REPORTS RESULTS FOR THE SECOND QUARTER
                                    OF 1994

    FirstFed Financial Corp., holding company for First Federal Bank of California, today announced a net loss of $25.6 million or $2.42 per share of common stock for the second quarter of 1994. For the second quarter of 1993, the Company reported net earnings of $8.3 million or $0.78 per share. For the first quarter of 1994, the Company recorded a net loss of $6.1 million or $0.58 per share.

    For the first six months of 1994 the Company recorded a net loss of $31.7 million or $3.01 per share compared to a net loss of $8.1 million or $0.77 per share for the first six months of 1993. Second quarter results and results for the first six months of the year reflect losses resulting from the January 17, 1994 earthquake and the recession in Southern California.

    As indicated in a press release dated June 20, 1994, the Company recorded a $55.0 million provision for loan losses for the second quarter, $23.1 million of which was for estimated losses resulting from the earthquake and $31.9 million was for estimated losses stemming from the weak Southern California economy and real estate market. When combined with the $24.7 million provision recorded during the first quarter of 1994, total loss provisions for the first six months of 1994 reached $79.7 million.

    The Bank recorded a total provision of $30.6 million for earthquake-related losses during the first six months of the year. Based on current information available, management believes that the loan loss provisions recorded to date fully reflect the extent to which collateral supporting the Bank's loan portfolio and real estate owned by the Bank was affected by the earthquake. Charge-offs related to earthquake-damaged properties totaled $11.8 million for the first six months of the year.

    As of June 30, 1994, the Bank's general valuation allowance was $77.0 million or 2.62% of the Bank's portfolio of loans and real estate owned. This compares to $41.1 million or 1.43% at March 31, 1994 and $44.3 million, or 1.60%, at June 30, 1993. Additionally, the Bank has valuation allowances, recorded as a liability, for loans which it has sold with recourse. As of June 30, 1994, these allowances totaled
    $6.3 million, or 2.13% of the loans sold with recourse. This compares to $5.8 million, or 1.89% at March 31, 1994 and $8.2 million, or 2.23% at June 30, 1993.

    Total loan charge-offs, including those for earthquake damage, were $18.6 million for the second quarter of 1994 compared to $8.8 million for the second quarter of last year. Loan charge-offs for the first quarter of 1994 were $24.7 million. Total loan charge-offs for the first six months of 1994 were $43.3 million, compared with $21.2 million for 1993. Multi-family loans in particular have been affected by the Southern California economy. The current economic recession has adversely affected multi-family properties due to lower rental income, higher vacancy rates and lower rates of real estate appreciation and sales.

    Non-performing assets were $113.1 million or 3.03% of total assets at June 30, 1994, down from $118.2 million or 3.23% of total assets at December 31, 1993 and $149.6 million or 4.14% of total assets at June 30, 1993. The decrease in non-performing assets during the first six months of 1994 is attributable to specific reserves established for non-performing loans and continuing sales of real estate acquired by foreclosure.

    As of June 30, 1994, the Bank had an additional $84.0 million in loans on which the principal and interest payments had been temporarily modified. Typically these modifications are for six to twelve months and reduce the borrowers' payments to no less than the monthly interest payment required under the note. The Bank had established loan loss allowances of $6.1 million for these loans. Less than 5% of these modified loans were 90 days or more delinquent as of June 30, 1994.

    The Bank implemented Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," ("SFAS No. 114") as of January 1, 1994. As of June 30, 1994, the Bank had $149.0 million of loans which were considered impaired, net of $31.1 million in loan loss allowances related to such loans. This compares to $119.2 million of loans, net of allowances of $24.4 million as of March 31, 1994. Of the $149.0 million, $55.9 million are included in the modified loans noted above.

    Management continues to focus on the disposition of foreclosed real estate. Sales of foreclosed real estate totaled $34.2 million and $53.0 million for the second quarter and first six months of 1994, respectively, compared to $26.7 million and $37.6 million for the second quarter and first six months of 1993.

    Net interest income, the Company's primary source of core earnings, was $19.8 million for the second quarter of 1994 compared to $23.6 million for the first quarter of 1994 and $23.6 million for the second quarter of 1993. The dollar amount of net interest income during the second quarter of 1994 dropped due to decreased interest margins resulting from four interest rate increases by the Federal Reserve Board thus far in 1994. During periods of increasing interest rates, the Bank's cost of funds increases more rapidly than the yield on the adjustable rate loan portfolio. Correspondingly, the Bank's interest margin decreased to 2.05% for the second quarter of 1994 from 2.43% for the first quarter of 1994.

    The Bank also increased its long-term liabilities, which are more costly and which contributed to the decrease in interest margin. Long-term liabilities are used to help offset the impact of future increases in interest rates and the effect from the "lagging" nature of the index upon which substantially all of the Bank's loans are based. The effect of these longer term liabilities can be seen in the Bank's one-year gap, expressed as a percentage of total assets, which has increased to a positive 15.89% at June 30, 1994 from 11.50% at the same time last year.

    Loan originations for the second quarter of 1994 increased to $197.0 million compared to $154.7 million for the first quarter of 1994. The increase in loan originations during the second quarter of 1994 reflects the strong demand for adjustable rate mortgages which are an area of primary focus for the Bank. The Bank's portfolio of adjustable rate mortgages comprised 98.9% of its total loans outstanding as of June 30, 1994.

    Expense control remained a priority for the Bank during the second quarter. The ratio of non-interest expense to total average assets for the second quarter of 1994 was 1.26%, comparable to 1.27% for the second quarter of 1993. On a year-to-date- basis, the expense ratio was 1.29% for both the first six months of 1994 and 1993.

    The Bank continues to exceed all minimum regulatory capital requirements at the end of the second quarter of 1994. The most stringent requirement, a risk-based capital ratio of 8% of risk-weighted assets, was exceeded by the Bank, which had a risk-based capital ratio of 8.71% of total risk-weighted assets at the end of the quarter. The tangible and core capital ratios each were 4. 57% at the end of the quarter.

    William S. Mortensen, Chairman and CEO of FirstFed commented, "We have built strong reserves to deal with both the continuing effects of the economic recession and the recent earthquake in Southern California. Management remains committed to Southern California and has positioned the Bank for growth as the economy recovers by building strong core earnings, maintaining a low expense ratio and emphasizing the origination of adjustable rate mortgages."

    As announced on July 20, 1994, FirstFed has filed a registration statement for the issuance of $50 million in 10-year notes. The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This news release shall not constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 will be available in the future from Goldman, Sachs & Co., 85 Broad Street, New York, New
    York 10004.



                    KEY FINANCIAL RESULTS ARE HIGHLIGHTED BELOW
                                  (Unaudited)


                                      THREE MONTHS                         SIX MONTHS
                                      ENDED JUNE 30,                      ENDED JUNE 30,
                                  1994             1993               1994              1993
                                  ----             ----               ----              ----
Net Earnings (Loss)        $  (25,553,000)   $    8,328,000    $  (31,668,000)   $   (8,074,000)
Earnings (Loss) per Share  $        (2.42)   $         0.78    $        (3.01)   $        (0.77)
Book Value Per Share       $        16.71    $        19.11    $        16.71    $        19.11
Weighted Average
  Share Outstanding            10,541,367        10,649,177        10,536,561        10,427,554
Assets                     $3,736,171,000    $3,610,600,000    $3,736,171,000    $3,610,600,000
Loans                      $3,504,528,000    $3,292,142,000    $3,504,528,000    $3,292,142,000
Deposits                   $2,284,874,000    $2,068,671,000    $2,284,874,000    $2,068,671,000
Borrowings                 $1,231,024,000    $1,291,821,000    $1,231,024,000    $1,291,821,000
Stockholders' Equity       $  176,704,000    $  199,536,000    $  176,704,000    $  199,536,000
Loan Originations          $  196,962,000    $  185,876,000    $  351,665,000    $  372,331,000
Net Interest Income        $   19,818,000    $   23,608,000    $   43,437,000    $   48,657,000
Real Estate (Foreclosed)   $   20,054,000    $   51,451,000    $   20,054,000    $   51,451,000
Modified Loans
 (Not Impaired)            $   30,561,000    $   35,231,000    $   30,561,000    $   35,231,000
Impaired Loans             $  149,014,000            -         $  149,014,000            -
Non-performing Assets
 to Total Assets                    3.03%             4.14%             3.03%             4.14%
Net Worth to Assets Ratio           4.73%             5.53%             4.73%             5.53%
Tangible Capital Ratio              4.57%             5.39%             4.57%             5.39%
Core Capital Ratio                  4.57%             5.39%             4.57%             5.39%
Risk-Based Capital Ratio            8.71%             9.47%             8.71%             9.47%
Interest Rate Spread
 During the Period                  2.05%             2.58%             2.25%             2.62%
% Adjustable Mortgages             98.87%            97.99%            98.87%            97.99%
Expense Ratios:
 % Gross Income                    20.50%            18.90%            20.61%            18.84%
 % Average Assets                   1.26%             1.27%             1.29%             1.29%
One Year "Gap" % of Assets         15.89%            11.50%            15.89%            11.50%
Return on Average Assets           (2.76%)            0.93%            (1.72%)           (0.45%)
Return on Average Equity          (53.95%)           17.05%           (32.90%)           (7.93%)

                                       5




                            FIRSTFED FINANCIAL CORP.
                                AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                 (Dollars in thousands, except per share data)

                                                   June 30,
                                                     1994        December 31,
                                                 (Unaudited)        1993
                                                 -----------     ------------
ASSETS
Cash and cash equivalents                        $   16,738       $   17,491
U.S. Government and other securities, held to
  maturity (market of $ 88,645 and $104,282)         91,719          103,836
Loans receivable                                  2,780,636        2,692,036
Mortgage-backed securities, held to maturity
  (market of $699,624 and $715,726)                 710,767          708,283
Loans held for sale, market value approximates
  carrying value                                     13,125           23,627
Accrued interest and dividends receivable            20,871           21,018
Real estate                                          20,417           27,249
Office properties and equipment, net                  9,700            8,923
Investment in Federal Home Loan Bank
 Stock, at cost                                      39,722           38,967
Other assets                                         32,476           19,687
                                                 ----------       ----------
                                                 $3,736,171       $3,661,117
                                                 ==========       ==========

LIABILITIES
Deposits                                         $2,284,874       $2,305,480
Federal Home Loan Bank advances
 and other borrowings                             1,231,024        1,093,149
Income taxes payable                                  -               16,366
Accrued expenses and other liabilities               43,569           37,830
                                                 ----------       ----------
                                                  3,559,467        3,452,825

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
 authorized 25,000,000 shares; issued
 11,371,066 and 11,326,191 shares,
 outstanding 10,574,546 and 10,529,671
 shares                                                 114              113
Additional paid-in capital                           27,414           27,279
Retained earnings - substantially
 restricted                                         161,982          193,650
Loan to employee stock ownership plan                (2,974)          (2,918)
Treasury stock, at cost, 796,520 shares              (9,832)          (9,832)
                                                 ----------       ----------
                                                    176,704          208,292
                                                 ----------       ----------
                                                 $3,736,171       $3,661,117
                                                 ==========       ==========

                                       6



                          FIRSTFED FINANCIAL CORP.
                                AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)
                (Dollars in thousands, except per share data)


                                   Three  Months  Ended     Six  Months  Ended
                                        June 30,                 June 30,
                                    1994        1993         1994       1993
                                    ----        ----         ----       ----
Interest income:
Interest on loans and mortgage-
 back securities                  $ 52,060   $54,435       $105,622   $110,796
Interest and dividends on
 investments                         2,320     2,091          4,483      3,977
                                  --------   -------       --------   --------
   Total interest income            54,380    56,526        110,105    114,773
Interest expense:
Interest on deposits                21,265    18,929         41,539     38,097
Interest on borrowings              13,297    13,989         25,129     28,019
                                  --------  --------       --------   --------
   Total interest expense           34,562    32,918         66,668     66,116

Net interest income                 19,818    23,608         43,437     48,657
Provision for loan losses           55,030     1,849         79,700     45,972
                                  --------  --------       --------   --------
Net interest income (loss)
   after provision for losses      (35,212)   21,759        (36,263)     2,685
                                  --------  --------       --------   --------
Other income:
 Loan and other fees                 1,725     1,550          3,359      3,341
 Gain  on sale of  loans and
 mortgage-backed securities             84     2,502            524      2,902
 Real estate operations, net           579      (459)           961       (316)
 Other operating income                367       430            721        814
                                  --------   -------       --------   --------
   Total other income                2,755     4,023          5,565      6,741
                                  --------   -------       --------   --------
Non-interest expense                11,711    11,443         23,844     22,897
                                  --------   -------       --------   --------
Earnings (loss) before
 income taxes                      (44,168)   14,339        (54,542)   (13,471)
Income tax provision (benefit)     (18,615)    6,011        (22,874)    (5,397)
                                  --------   -------       --------   --------
Net earnings (loss)               $(25,553)  $ 8,328       $(31,668)  $ (8,074)
                                  ========   =======       ========   ========

Earnings (loss) per share         $  (2.42)   $ 0.78       $  (3.01)  $  (0.77)
                                  ========    ======       ========   ========

                                       7